EXHIBIT 3

Internal FAQ

1.	Who is Pershing Square and why are they trying to put directors on our Board?
•	Pershing Square is an activist hedge fund run by Bill Ackman, and is known to make large and often high-profile investments in public companies.
•	Pershing Square has announced that it owns approximately 8% of ADP’s equity and is seeking the election of three of its own candidates, including Mr. Ackman, to ADP’s 10-member Board of Directors.

2.	What is Pershing Square hoping to achieve?
•	Like all hedge funds, Pershing Square is hoping to achieve financial returns for its own investors.
•	Presumably, Pershing Square believes that its proposed Board slate and other changes at ADP will lead to better financial returns for itself and other ADP shareholders.

3.	Will ADP consider any of Pershing Square’s nominees?
•	Now that Pershing Square has submitted its proposed director candidates, the Nominating/Corporate Governance Committee of the Board will carefully evaluate Mr. Ackman’s nominees and make a recommendation it believes will best serve the interests of the company and its shareholders.

4.	What is a 13D filing? Why did Pershing Square file one?
•	A 13D filing is a required disclosure filing for investors with an “activist” agenda once their ownership in a publicly traded U.S. company exceeds 5% of outstanding shares.
•	Pershing Square, the hedge fund that has recently accumulated a large position in ADP’s stock, crossed the 5% ownership threshold and was required to file a 13D with the U.S. Securities and Exchange Commission, or SEC.

5.	Is Carlos being replaced?
•	Carlos remains in his role as CEO and continues to have the Board’s unanimous and full support.
•	In the wake of the news regarding the Pershing announcement, our Board has emphatically reaffirmed its support of Carlos as ADP’s CEO.
•	Our Board of Directors, in press releases issued August 4 and August 7, pointed out the strong financial returns for ADP shareholders since Carlos became CEO nearly six years ago.
•	ADP has performed extremely well under his leadership and our shareholders are well aware of the progress ADP has made over Carlos’ tenure.

6.	What else is Pershing Square proposing?
•	Beyond the nomination of three Board members, Pershing Square has not publicly proposed any specific recommendations.

7.	Has ADP engaged in prior conversations with Pershing Square?
•	We maintain an ongoing dialogue with our investors, including Pershing Square, and we are focused on creating long-term value for all of our shareholders.
•	ADP’s Board is always open to good ideas regardless of their source and has offered Mr. Ackman the opportunity to present his ideas to the full Board.

8.	What happens next?
•	We have a very skilled management team and Board that are working diligently to make the right decisions for our Company and our shareholders, clients and associates. The Nominating/Corporate Governance Committee of the Board will carefully evaluate Mr. Ackman’s nominees and make a recommendation it believes will best serve the interests of the company and its shareholders.
•	This matter may continue to receive press coverage, which we know can be distracting, but please remain focused on your day-to-day responsibilities.
•	There will be no changes to the day-to-day operations of ADP or to your responsibilities as a result of this development.

9.	What does this mean for the company?
•	We as a company will continue to serve our clients with the same high quality they have come to expect.
•	It’s important for each of us to remain focused and committed to executing on our “Win as One” strategy and continuously looking for ways to simplify, innovate and grow our business.
10.	Does this mean we are in trouble?
•	Not at all. We are in an extremely strong position and our strong performance over many years is a testament to that.
•	We have a very skilled management team and Board that will work diligently to make the right decisions for our company, associates, clients, and our shareholders.

11.	What does this mean for associates?
•	We do not expect this development to have any impact on the day-to-day activities of associates.
•	We are in an extremely strong position and our strong performance over many years is a testament to that.
•	It is vitally important that we all remain focused on serving our clients, and continue to implement our “Win as One” strategy to simplify, innovate and grow our business.

12.	What can associates do to help the company?
•	The best thing you can do is continue to serve our clients with the same high quality they have come to expect.
•	Stay focused on our goal to Win as One by simplifying, innovating and growing our business.
•	It is important that you remain focused on our business. Please keep up the good work, and we will continue to keep you informed of any significant developments.
13.	What should I do if I am contacted by the media?
•	As always, if you are contacted by the media do not comment or respond. Instead please pass the information along to Andy Hilton at Andy.Hilton@adp.com or Michael Schneider at Michael.Schneider@adp.com.
•	If you receive investor calls, please send them to Christian Greyenbuhl at Christian.Greyenbuhl@adp.com or Byron Stephen at Byron.Stephen@adp.com.

14.	How often will you update these Q&A?
•	They will be updated as significant developments occur.
•	The company is committed to keeping associates informed.

Additional Questions – August 17, 2017

15.	Why did Pershing Square make this presentation? Is this common?
•	It is not uncommon for hedge funds to make public presentations about their investments in an effort to build investor support for their arguments.
•	Mr. Ackman’s presentation was designed to attract media attention and distract from the strong momentum we’ve built through our focus on our Win as One goals to simplify, innovate and grow our business.

16.	Are any of Pershing Square’s assertions true?
•	We strongly disagree with many of the assertions made in Pershing Square’s presentation, which betrays a fundamental lack of understanding of the current state of ADP’s business and strategy. Pershing Square presented nothing that has not previously been analyzed by the Board and management.
•	Mr. Ackman’s presentation was designed to attract media attention and distract from the strong momentum we’ve built through our focus on our Win as One goals to simplify, innovate and grow our business.

17.	How did Pershing Square conduct its research?
•	Pershing Square has not publicly detailed all of its research methods, but it claims to have spoken to former ADP associates.
•	We strongly disagree with many of the assertions made in Pershing Square’s presentation, which betrays a fundamental lack of understanding of the current state of ADP’s business and strategy. Pershing Square presented nothing that has not previously been analyzed by the Board and management.

18.	How can we access Pershing Square’s presentation?
•	Pershing Square has made this presentation available through its website and public filings.
•	As a reminder, it is vitally important that we do not let this campaign become a distraction.
•	We ask that we stay focused on our FY18 plan, including serving our clients well, executing, and selling.

19.	What will happen if Pershing does win seats on the Board?
•	We have a very skilled management team and Board that will work diligently to make the right decisions for our company, associates, clients, and our shareholders.
•	Pershing Square is seeking three seats on our 10-member Board of Directors.

20.	What happens next?
•	In the coming weeks, we will be preparing our proxy soliciting materials, which include details of our directors seeking reelection at this year’s Annual Meeting, among other information.
•	This matter may continue to receive press coverage, which we know can be distracting, but please remain focused on your day-to-day responsibilities.

21.	I am an ADP shareholder. Will I be able to vote for our next Board of Directors?
•	Our protocols have not changed in any way. All ADP shareholders, including associates who are shareholders, have the right to vote for ADP’s next Board of Directors at our 2017 Annual Meeting.

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ADDITIONAL INFORMATION

ADP, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2017 Annual Meeting. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock and other securities is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.adp.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2017 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.adp.com.